ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                          WHITE CLOUD EXPLORATION, INC.

         Pursuant to the provisions of the Utah Corporation Code, White Cloud Exploration, Inc. adopts the following Articles of
Amendments to its Articles of Incorporation:

         The following amendment to the Articles of Incorporation was authorized on November 23, 1998, as prescribed by the Utah Corporation Code, by a vote of a majority of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         FIRST:            The name of the Corporation is hereby changed to:

                                           WatchOut! Inc.

         SECOND:           The manner, if not set forth in such amendment, in
which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                                            None.

         THIRD:            The manner in which such amendment effects a
change in the amount of stated capital as changed by such amendment, are as follows:

                                            None.

                                            White Cloud Exploration, Inc.

                                            By:_____________________________
                                                   President

Attest:_________________________
         Secretary


STATE OF ___________________                         )
                                                     ) ss.
COUNTY OF _________________                          )

         The  foregoing  Articles of Amendment to the Articles of  Incorporation
was  acknowledged  before  me  by  Robert  Galoob,   President  of  White  Cloud
Exploration, Inc., a Utah corporation, this _____ day of November, 1998.

         My Commission expires:
                                                     ---------------------------
                                                     Notary Public
                                                     Address:




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STATE OF __________________         )
                                    ) ss.
COUNTY OF ________________          )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by __________________ as Secretary of White Cloud Exploration, Inc. a Utah corporation, this _____ day of November, 1998.


My Commission expires:                             -----------------------------
                                                   Notary Public